                                                                      Exhibit 11


                          WEINGARTEN REALTY INVESTORS
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (Amounts in thousands, except per share amounts)


                                                                                Three Months Ended
                                                                                     March 31,
                                                                                 1994          1993
                                                                                --------     --------
SIMPLE EARNINGS PER SHARE:

    Weighted Average Common Shares Outstanding  . . . . . . . . . . . . . .      25,974        20,635
                                                                                =======       =======


             Simple Earnings Per Share  . . . . . . . . . . . . . . . . . .     $   .41       $   .38
                                                                                =======       =======


PRIMARY EARNINGS PER SHARE (NOTE A):

    Weighted Average Common Shares Outstanding  . . . . . . . . . . . . . .      25,974        20,635
    Shares Issuable from Assumed Conversion of Common Share
       Options Granted and Outstanding  . . . . . . . . . . . . . . . . . .         127            82
                                                                                -------       -------
    Weighted Average Common Shares Outstanding, as Adjusted   . . . . . . .      26,101        20,717
                                                                                =======       =======

                Primary Earnings Per Share  . . . . . . . . . . . . . . . .     $   .41       $   .37
                                                                                =======       =======


FULLY DILUTED EARNINGS PER SHARE (NOTE A - 1994) (NOTE B - 1993):

    Weighted Average Common Shares Outstanding  . . . . . . . . . . . . . .      25,974        20,635
    Shares Issuable from Assumed Conversion of:
       Common Share Options Granted and Outstanding   . . . . . . . . . . .         127            98
       Convertible Debentures   . . . . . . . . . . . . . . . . . . . . . .                     2,898
                                                                                -------       -------
    Weighted Average Common Shares Outstanding, as Adjusted   . . . . . . .      26,101        23,631
                                                                                =======       =======

                Fully Diluted Earnings Per Share  . . . . . . . . . . . . .     $   .41       $   .41
                                                                                =======       =======


EARNINGS FOR SIMPLE, PRIMARY AND FULLY DILUTED COMPUTATION:

    Earnings (Simple and Primary Earnings Per Share Computation)  . . . . .     $10,591       $ 7,746
    Interest on Convertible Debentures  . . . . . . . . . . . . . . . . . .                     1,831
                                                                                -------       -------

    Earnings (Fully Diluted Earnings Per Share Computation) . . . . . . . .     $10,591       $ 9,577
                                                                                =======       =======


_________________________________
Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Note B: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.